EXHIBIT B
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MINISTRY OF ECONOMY
DIRECTORATE OF HYDROCARBONS AND MINES
REPUBLIC OF EL SALVADOR C.A.


DIRECTORATE OF HYDROCARBONS AND MINES, SAN SALVADOR  at noon on
July 18, of the year two thousand two.

Viewing all of the documents of the companies "COMMERCE GROUP CORP." and "SAN SEBASTIAN GOLD MINES INC." and based on them:
a) That such companies enjoyed a Concession in conformance with the derogated Mining Code through cession made to them by "Minerales San Sebastian S.A." (MISANSE) for the exploitation of minerals in the area called "San Sebastian", located on the Hacienda San Sebastian and San Sebastian El Coyolar, jurisdiction of Santa Rosa de Lima, Department of La Union.
b) That the derogated Mining Code established that the concession was granted through the Act of Delivery and Possession, through which this Directorate, before called Directorate of Energy and Mining Resources, did it through an Act at the tenth hour of the day the 23 of July of 1987.
c) That Article 73 of the Mining Law and Article 32 Transitory of the Reforms to that Law, conceded terms so that the persons that were found in the situation foreseen by them, could have recourse to their dispositions, the above mentioned Companies not having been able to do it for not having complied with the legal requirements that these same prescribe.

Consequent with the above, in conformance with the Transitory Disposition, contained in Article 32 of the Legislative Decree No, 475 on the date of July 11 of 2001 published in the Official Diary (like the Federal Register) No. 144, Tome 352 on the date of the 31st of the same month and year that contains the Reforms to the Mining Law; Article 27 literal e), Article 28 literal g) and the last incised clause and article 70 of this Law, resolves:

1. To Proceed to the CANCELLATION of the Concession that was granted to the companies "COMMERCE GROUP CORP." and "SAN SEBASTIAN GOLD MINES INC.", through the Act of Delivery and Possession on the tenth hour of the day 23rd of July of 1987, in conformance with the derogated Mining Code.

2.  For the above indicated purpose, INSTRUCTS THE
    CORRESPONDING INFORMATIVE for which, HEAR YE, for the term of THREE WORKING DAYS to the mentioned companies. NOTIFY
    THEM.

                            (SIGNATURE)
                        NAVAS DE HERNANDEZ
                             DIRECTOR


[Received on July 26, 2002 at 2:15 p.m.]